Exhibit 1.01

Netlist, Inc

Conflict Minerals Report

For the Reporting Period from January 1, 2018 to December 31, 2018

This Conflict Minerals Report (the “Report”) of Netlist, Inc. (“Netlist,” the “Company,” “we,” “us,” or “our”) for the reporting period from January 1, 2018 to December 31, 2018 (the “Reporting Period”) has been prepared pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended. This Report includes a description of the measures we have taken to exercise due diligence on the source and chain of custody of certain minerals (specifically gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (collectively, “conflict minerals”)) necessary to the functionality or production of our products manufactured during the Reporting Period. As permitted by applicable guidance of the Securities and Exchange Commission, we did not obtain an independent private sector audit within the meaning of the Rule for the Reporting Period.

Overview

Our Company and Our Covered Products

We provide high-performance modular memory subsystems to customers in diverse industries that require enterprise and storage class memory solutions to empower critical business decisions. We have a history of introducing disruptive new products, such as one of the first load reduced dual in-line memory modules (“LRDIMM”) based on our distributed buffer architecture, which has been adopted by the industry for DDR4 LRDIMM. We were also one of the first to bring NAND flash memory (“NAND flash”) to the memory channel with our NVvault non-volatile dual in-line memory modules (“NVDIMM”) using software-intensive controllers and merging dynamic random access memory integrated circuits (“DRAM ICs” or “DRAM”) and NAND flash to solve data bottleneck and data retention challenges encountered in high-performance computing environments. We offer a new generation of storage class memory products called HybriDIMM to address the growing need for real-time analytics in Big Data applications, in-memory databases, high performance computing and advanced data storage solutions. We also resell NAND flash, DRAM products and other component products to end-customers that are not reached in the distribution models of the component manufacturers, including storage customers, appliance customers, system builders and cloud and datacenter customers.

As described in this Report, we have determined that the conflict minerals gold, tantalum, tin and tungsten (collectively, “3TG metals”) were necessary to the functionality or production of certain of our products manufactured during the Reporting Period. As a result, this Report covers the following: (1) products for which 3TG metals are necessary to their functionality or production; (2) products that we manufactured or contracted to be manufactured; and (3) products for which the manufacture was completed during the Reporting Period. These products, which are collectively referred to in this Report as “Covered Products,” consist of the following:

•                  DIMM Products. These products include our NVvault® and ExpressVault™ product families, as well as other dual in-line memory module (“DIMM”) products. These products also include our HyperCloud® product and our HybriDIMM™ storage class memory product.

•                  NAND Flash Products. These products include microSD, SD, SSD, SATA, PATA and others.

Third-party products that we sell at retail but do not manufacture or contract to manufacture are outside the scope of this Report.

Our Commitment to Responsible Sourcing

In support of global responsible sourcing, we are committed to monitoring our supply chain with a goal of ensuring that conflict minerals directly or indirectly benefitting armed groups identified as perpetrators of serious human rights abuses in the Democratic Republic of the Congo (“DRC”) or any country with which it shares an internationally recognized border (DRC and such countries, collectively, the “Covered Countries”) are not used in the manufacture of Netlist products. We also believe responsible sourcing means continuing to support stable economic development in the Covered Countries (rather than an embargo imposed on these countries), and accordingly we do not prohibit our suppliers from using conflict minerals sourced from the Covered Countries.

A copy of our Conflict Minerals Policy is available at our website at www.netlist.com/company/corporate-responsibility. All website references in this Report are intended to be inactive textual references, and the contents of our website are not incorporated into this Report.

Our Conflict Minerals Due Diligence Program, and Results for the Reporting Period

We require our suppliers to source conflict minerals from smelters and refiners that are either validated as compliant with conflict-free sourcing standards (such as the Responsible Minerals Assurance Process (the “RMAP”) developed by the Responsible Mining Initiative (“RMI”) or standards enacted by the London Bullion Market Association (“LBMA”) or the Responsible Jewelry Council (“RJC”)), or on the path to validation under one of these programs. We refer to smelters and refiners that have been validated to meet one or more of these conflict-free sourcing standards as “Compliant,” and we refer to smelters and refiners that are actively engaged in an effort to become validated under one or more of these standards as “Active”. To ensure our suppliers meet our requirement for conflict-free sourcing, we: (1) make all suppliers aware of our commitment to responsible sourcing as described above, as well as our expectation that all smelters and refiners in our supply chain are Compliant with one or more conflict-free sourcing standards; (2) conduct ongoing due diligence on the source and chain of custody of conflict minerals in our supply chain in conformance with the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (2016), and the related supplements on the 3TG metals (collectively, “OECD Guidance”); and (3) otherwise encourage suppliers to adopt responsible sourcing practices. To further transparency in the conflict minerals supply chain, in addition to publicly reporting the results of our due diligence efforts annually.

During the Reporting Period, we worked with our suppliers to increase sourcing from smelters and refiners that were validated as Compliant or Active. As part of our efforts, we improved our initial screening process to help prevent non-Compliant smelters and refiners from entering our supply chain. Of the 229 smelters or refiners we believe were in our supply chain for the Reporting Period, 100% were validated as Compliant, representing an 2.8% increase in the number of Compliant smelters or refiners in our supply chain as compared to the prior reporting period (the 2017 calendar year).

Our Reasonable Country of Origin Inquiry

As described in this Report, we have determined that the 3TG metals were necessary to the functionality or production of the Covered Products. As a result, we conducted in good faith a reasonable country of origin inquiry (“RCOI”) reasonably designed to determine whether any of these 3TG metals originated in the Covered Countries or may have been from recycled or scrap sources.

We do not acquire 3TG metals directly from mines, smelters or refiners; rather, we obtain the parts of the Covered Products that include 3TG metals from a number of third-party suppliers. Our supply chain is complex, and there are many organizations in our supply chain between us and the original sources of the 3TG metals. As a result, our RCOI primarily consists of outreach to our direct suppliers, and our requirement that they participate in our Supplier Management Process. This process begins with our annual submission of an inquiry letter to each of our direct suppliers, along with the RMI Conflict Minerals Reporting Template (“CMRT”) and Netlist Conflict Minerals Policy. Through the CMRT, we request information from each supplier regarding its supply chains for 3TG metals, including the names and locations of smelters and refiners of 3TG metals, as well as the country of origin of 3TG metals processed by such smelters and refiners. We also make our suppliers aware that smelters and refiners that fail to become Compliant or Active with respect to one or more conflict-free sourcing standards will be targeted for removal from our supply chain.

According to the information provided by our suppliers, we have reason to believe that at least some of the necessary 3TG metals contained in the Covered Products or used in their manufacture may have originated from the Covered Countries or may not be from recycled or scrap sources. As a result, we conducted due diligence on the source and chain of custody of such 3TG metals, as described below.

Our Conflict Minerals Due Diligence Program

The design of our conflict minerals due diligence program is in conformity with the principles of the OECD Guidance, specifically as it relates to our position in the conflict minerals supply chain as a “downstream” purchaser. Summarized below are the components of our conflict minerals due diligence program, as they relate to the five-step framework from the OECD Guidance. The below description is intended to be a summary, and does not describe all of the conflict minerals due diligence measures we performed during the Reporting Period.

1. Establishment of Strong Company Management Systems

We have completed a number of steps to establish a management system for addressing the sourcing of 3TG metals in the Covered Products. These steps include:

a. Conflict Minerals Policy: We maintain a policy regarding the sourcing of conflict minerals used in, or in the manufacture of, our products. A copy of this Conflict Minerals Policy is available at our website at www.netlist.com/company/corporate-responsibility.

b. Internal Conflict Minerals Team: Members of our management (the “Conflict Minerals Team”) participate in the design and execution of our conflict minerals due diligence program, and cooperate to manage and support our supply chain due diligence. The Conflict Minerals Team identifies the suppliers to be contacted, and adopted and approved for use the CMRT discussed above. We interact with our suppliers to obtain updated and current CMRTs, and analyze the information provided by each supplier on the sourcing of the 3TG metals used in, or in the manufacture of, the Covered Products. Each response is reviewed to identify missing information and unclear responses. Our Conflict Minerals Team meets regularly to discuss the results of our due diligence efforts and appropriate follow-up measures to be taken with our suppliers.

c. Supply Chain Control System: We use the CMRT to identify the smelters and refiners that are in the supply chain of each of our suppliers. We periodically review and compare this list to the list of smelters and refiners identified by the RMI as Compliant or Active under the RMAP. This enables us to identify the smelters and refiners that have been validated under this standard, as well as those that are actively progressing toward an audit to determine their status. We have determined this approach represents the most reasonable effort we can make to determine whether the 3TG metals used in, or in the manufacture of, the Covered Products originate from the Covered Countries or may not be from recycled or scrap sources.

d. Supplier Engagement: We actively engage with our suppliers to ensure they are complying with our conflict minerals due diligence program, including completion of the CMRT and participation in supply chain surveys and related due diligence activities. We communicate with our suppliers to identify the sources and status of the 3TG metals used in the Covered Products, and to encourage each smelter and refinery in our supply chain to become Active or Compliant in the RMAP or another conflict-free sourcing standard.

2. Identification and Assessment of Risks in the Supply Chain

Our due diligence program consists primarily of the following: First, we identify our direct suppliers of the Covered Products and their components; then, we request these suppliers to complete the CMRT and return it to us; then, we evaluate the completeness and accuracy of each supplier’s responses and contact suppliers whose responses we believe contain incomplete or potentially inaccurate information, in order to seek additional clarifying information. In general, we intend to contact each of our suppliers at least once every six months, to check on the status of their continuing due diligence efforts and to obtain updated information. When we receive completed CMRTs from our direct suppliers, and after conducting any required follow-up to obtain additional clarifying information, we record all information we have obtained to identify the potential smelters and refiners in our supply chain. We then compare this list of potential smelters and refiners in our supply chain to the lists compiled by the RMAP to determine which smelters and refiners have been determined to be Compliant or Active.

Because of our position in the supply chain, it can be challenging for us to identify actors upstream from our suppliers. As discussed above, we identify each of our direct suppliers, and we rely on these suppliers to provide us with complete and accurate information about the source of 3TG metals used in, or in the manufacture of, the Covered Products. Similarly, our direct suppliers are reliant on information provided by their suppliers regarding the original source of such 3TG metals.

3. Designing and Implementing a Strategy to Respond to Identified Risks

We are designing and implementing a risk management plan, which will be managed and monitored by the above-described Conflict Minerals Team under the oversight of our manufacturing management.

We have also communicated to all of our direct suppliers our expectation that products and components supplied to us that contain 3TG metals or other conflict minerals be sourced from a Compliant or Active smelter or refiner.

4. Carrying Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Because we do not source 3TG metals directly from smelters or refiners, we rely on independent third-party auditing programs, such as the RMAP, LBMA, and RJC, to coordinate audits of smelters and refiners that may be in our supply chain.

5. Reporting on Supply Chain Due Diligence

We report the results of our conflict minerals due diligence program annually by filing this Report and the accompanying Form SD with the U.S. Securities and Exchange Commission, and by making these materials available on our website at www.netlist.com/company/corporate-responsibility.

Conflict Minerals Due Diligence Findings

Overall Findings

Our efforts to determine the mine or location of origin of the 3TG metals used in, or in the manufacture of, the Covered Products with the greatest possible specificity consisted primarily of the due diligence measures described in this Report.

Based on the information provided by our suppliers and otherwise obtained through our conflict minerals due diligence program, we identified 229 smelters and refiners that are recognized by RMAP, LBMA or RJC to be processors of 3TG metals and that we believe, to the extent reasonably determinable by us, were potentially in our supply chain for the Covered Products in the Reporting Period. These 229 smelters or refiners are included in Lists 1 in Appendix A of this Report. Of these 229 smelters or refiners, 100% were validated as Compliant, representing an 2.8% increase in the number of Compliant smelters or refiners in our supply chain as compared to the prior reporting period. The following graphics illustrate these overall findings:

Country of Origin Findings

Our due diligence efforts did not result in sufficient information to conclusively determine all of countries of origin of the 3TG metals used in, or in the manufacture of, the Covered Products, primarily because RMAP may not have reliable country of origin information for the smelters and refiners that may be in our supply chain and are not validated as Compliant. The following table sets forth the countries of origin of the 3TG metals that may have been used in, or in the manufacture of, the Covered Products, based on information provided by our suppliers and RMAP that is available to us:

AUSTRALIA	GERMANY	MEXICO	SWITZERLAND
AUSTRIA	INDIA	PERU	TAIWAN, PROVINCE OF CHINA
BELGIUM	INDONESIA	PHILIPPINES	THAILAND
BOLIVIA (PLURINATIONAL STATE OF)	ITALY	POLAND	TURKEY
BRAZIL	JAPAN	RUSSIAN FEDERATION	UNITED ARAB EMIRATES
CANADA	KAZAKHSTAN	SINGAPORE	UNITED STATES OF AMERICA
CHINA	KOREA, REPUBLIC OF	SOUTH AFRICA	UZBEKISTAN
ESTONIA	KYRGYZSTAN	SPAIN	VIET NAM
FRANCE	MALAYSIA	SWEDEN

Covered Products Findings

As described above, the Covered Products include NAND Flash products and DIMM products. Based on the information provided to us by our suppliers, we believe the 3TG metals used in, or in the manufacture of the Covered Products were all sourced from smelters or refiners that are Compliant.

2019 Improvement Measures

During the calendar year ending December 31, 2019, we intend to take the following steps to further pursue our commitment to responsible sourcing, as described above, including improving our conflict minerals due diligence program:

•      Continue to proactively work with all of our suppliers to accomplish our goal that all smelters and refiners in our supply chain are Compliant; and

•      Continue to refine and improve our escalation processes to ensure quick remediation, including removal, of any smelter or refiner that does not timely attain or that loses Compliant status.

Inherent Limitations on Due Diligence Measures

As a downstream purchaser of products that contain conflict minerals, our due diligence measures can provide only reasonable, and not absolute, assurance regarding the source and chain of custody of the conflict minerals used in, or in the manufacture of, the Covered Products. Because we do not have direct contractual or other relationships with the mines, smelters and refiners that produce conflict minerals, our due diligence program necessarily relies on the data supplied by our direct suppliers. These direct suppliers, in turn, rely on similar information provided within their supply chains to identify the original sources of conflict minerals. As a result, the results of our due diligence efforts could contain inaccuracies or incomplete information due to this process of collecting the information. Further, many suppliers report smelter and refiner information at the company level, rather than limiting their responses to smelters and refiners affiliated with specific products included in the request. As a result, some of the smelters and refiners included in this Report as potentially in our supply chain may not, in fact, be associated with the Covered Products or their manufacture. In addition, we rely on information collected and provided by independent third-party auditing programs, and these sources of information may yield unreliable, inaccurate or incomplete information due to a variety of factors, including human or other errors or fraudulent actions.

Forward-Looking Statements

This Report contains forward-looking statements regarding our business, products and conflict minerals due diligence efforts, including steps we intend to take in the future to improve these due diligence measures. Words such as “expects,” “believes,” “aims,” “goal” and similar expressions or variations of these words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. All statements made in this Report concerning future matters that are not historical facts are forward-looking statements. Although forward-looking statements in this Report reflect our good faith judgment, these statements can only be based on facts and assumptions currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated or implied by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, among others: the risk that information reported to us by our suppliers, or industry information used by us, may be inaccurate; the risk that mines, smelters or refiners may not participate in the RMAP or a similar auditing program, which are voluntary initiatives; as well as risks related to our compliance with government regulations and policies, which, among other risks, are discussed under “Risk Factors” in our most recent annual report on Form 10-K and the other filings we make with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports. Forward-looking statements are not predictions of future events, and readers should not rely on them as such. All forward-looking statements included in this Report speak only as of the date of this Report, and we undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise or change after the date of this Report.

Appendix A

Reported 3TG Smelters and Refiners Lists

List 1:    Listed below are the 229 smelters or refiners identified by our suppliers as potentially in the supply chain for the Covered Products during the Reporting Period that the RMAP has reported as Compliant. The location information set forth in this list is as reported by the RMAP as of Apr 28th , 2019.

No	Smelter Reference List	Metal	Location of Facility
1	A.L.M.T. Corp.	Tungsten	JAPAN
2	Advanced Chemical Company	Gold	UNITED STATES OF AMERICA
3	Aida Chemical Industries Co., Ltd.	Gold	JAPAN
4	Allgemeine Gold-und Silberscheideanstalt A.G.	Gold	GERMANY
5	Almalyk Mining and Metallurgical Complex (AMMC)	Gold	UZBEKISTAN
6	AngloGold Ashanti Corrego do Sitio Mineracao	Gold	BRAZIL
7	Argor-Heraeus S.A.	Gold	SWITZERLAND
8	Asahi Pretec Corp.	Gold	JAPAN
9	Asaka Riken Co., Ltd.	Gold	JAPAN
10	Kennametal Huntsville	Tungsten	UNITED STATES OF AMERICA
11	Aurubis AG	Gold	GERMANY
12	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	PHILIPPINES
13	Boliden AB	Gold	SWEDEN
14	C. Hafner GmbH + Co. KG	Gold	GERMANY
15	CCR Refinery - Glencore Canada Corporation	Gold	CANADA
16	Cendres + Metaux S.A.	Gold	SWITZERLAND
17	Changsha South Tantalum Niobium Co., Ltd.	Tantalum	CHINA
18	Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	CHINA
19	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	CHINA
20	Chimet S.p.A.	Gold	ITALY
21	Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	CHINA
22	Guangdong Rising Rare Metals-EO Materials Ltd.	Tantalum	CHINA
23	Alpha	Tin	UNITED STATES OF AMERICA
24	CV Gita Pesona	Tin	INDONESIA
25	PT Aries Kencana Sejahtera	Tin	INDONESIA
26	PT Premium Tin Indonesia	Tin	INDONESIA
27	CV United Smelting	Tin	INDONESIA
28	Daejin Indus Co., Ltd.	Gold	KOREA, REPUBLIC OF
29	DSC (Do Sung Corporation)	Gold	KOREA, REPUBLIC OF
30	DODUCO Contacts and Refining GmbH	Gold	GERMANY

No	Smelter Reference List	Metal	Location of Facility
31	Dowa	Gold	JAPAN
32	Eco-System Recycling Co., Ltd.	Gold	JAPAN
33	EM Vinto	Tin	BOLIVIA (PLURINATIONAL STATE OF)
34	Exotech Inc.	Tantalum	UNITED STATES OF AMERICA
35	F&X Electro-Materials Ltd.	Tantalum	CHINA
36	Fenix Metals	Tin	POLAND
37	OJSC Novosibirsk Refinery	Gold	RUSSIAN FEDERATION
38	Fujian Jinxin Tungsten Co., Ltd.	Tungsten	CHINA
39	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	CHINA
40	Global Tungsten & Powders Corp.	Tungsten	UNITED STATES OF AMERICA
41	Guangdong Zhiyuan New Material Co., Ltd.	Tantalum	CHINA
42	Heimerle + Meule GmbH	Gold	GERMANY
43	Heraeus Metals Hong Kong Ltd.	Gold	CHINA
44	Heraeus Precious Metals GmbH & Co. KG	Gold	GERMANY
45	Huichang Jinshunda Tin Co., Ltd.	Tin	CHINA
46	Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten	CHINA
47	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	CHINA
48	Ishifuku Metal Industry Co., Ltd.	Gold	JAPAN
49	Istanbul Gold Refinery	Gold	TURKEY
50	Japan Mint	Gold	JAPAN
51	Japan New Metals Co., Ltd.	Tungsten	JAPAN
52	Jiangxi Copper Co., Ltd.	Gold	CHINA
53	Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	CHINA
54	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	CHINA
55	Jiujiang Tanbre Co., Ltd.	Tantalum	CHINA
56	Asahi Refining USA Inc.	Gold	UNITED STATES OF AMERICA
57	Asahi Refining Canada Ltd.	Gold	CANADA
58	JX Nippon Mining & Metals Co., Ltd.	Gold	JAPAN
59	Gejiu Kai Meng Industry and Trade LLC	Tin	CHINA
60	Kazzinc	Gold	KAZAKHSTAN
61	Kennametal Fallon	Tungsten	UNITED STATES OF AMERICA
62	Kennecott Utah Copper LLC	Gold	UNITED STATES OF AMERICA
63	Kojima Chemicals Co., Ltd.	Gold	JAPAN
64	Kyrgyzaltyn JSC	Gold	KYRGYZSTAN

No	Smelter Reference List	Metal	Location of Facility
65	China Tin Group Co., Ltd.	Tin	CHINA
66	LSM Brasil S.A.	Tantalum	BRAZIL
67	LS-NIKKO Copper Inc.	Gold	KOREA, REPUBLIC OF
68	Malaysia Smelting Corporation (MSC)	Tin	MALAYSIA
69	Materion	Gold	UNITED STATES OF AMERICA
70	Matsuda Sangyo Co., Ltd.	Gold	JAPAN
71	Metallic Resources, Inc.	Tin	UNITED STATES OF AMERICA
72	Metalor Technologies (Suzhou) Ltd.	Gold	CHINA
73	Metalor Technologies (Hong Kong) Ltd.	Gold	CHINA
74	Metalor Technologies (Singapore) Pte., Ltd.	Gold	SINGAPORE
75	Metalor Technologies S.A.	Gold	SWITZERLAND
76	Metalor USA Refining Corporation	Gold	UNITED STATES OF AMERICA
77	Metalurgica Met-Mex Penoles S.A. De C.V.	Gold	MEXICO
78	Metallurgical Products India Pvt., Ltd.	Tantalum	INDIA
79	Mineracao Taboca S.A.	Tantalum	BRAZIL
80	Mineracao Taboca S.A.	Tantalum	BRAZIL
81	Minsur	Tin	PERU
82	Mitsubishi Materials Corporation	Gold	JAPAN
83	Mitsubishi Materials Corporation	Gold	JAPAN
84	Mitsui Mining and Smelting Co., Ltd.	Gold	JAPAN
85	Mitsui Mining and Smelting Co., Ltd.	Gold	JAPAN
86	NPM Silmet AS	Tantalum	ESTONIA
87	Moscow Special Alloys Processing Plant	Gold	RUSSIAN FEDERATION
88	Nadir Metal Rafineri San. Ve Tic. A.S.	Gold	TURKEY
89	Jiangxi New Nanshan Technology Ltd.	Tin	CHINA
90	Nihon Material Co., Ltd.	Gold	JAPAN
91	Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CHINA
92	O.M. Manufacturing (Thailand) Co., Ltd.	Tin	THAILAND
93	Ohura Precious Metal Industry Co., Ltd.	Gold	JAPAN
94	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Gold	RUSSIAN FEDERATION
95	Operaciones Metalurgicas S.A.	Tin	BOLIVIA (PLURINATIONAL STATE OF)
96	PAMP S.A.	Gold	SWITZERLAND
97	Prioksky Plant of Non-Ferrous Metals	Gold	RUSSIAN FEDERATION
98	PT Aneka Tambang (Persero) Tbk	Gold	INDONESIA

No	Smelter Reference List	Metal	Location of Facility
99	PT Artha Cipta Langgeng	Tin	INDONESIA
100	PT Babel Inti Perkasa	Tin	INDONESIA
101	PT Bangka Tin Industry	Tin	INDONESIA
102	PT Belitung Industri Sejahtera	Tin	INDONESIA
103	PT Bukit Timah	Tin	INDONESIA
104	PT DS Jaya Abadi	Tin	INDONESIA
105	PT Karimun Mining	Tin	INDONESIA
106	PT Mitra Stania Prima	Tin	INDONESIA
107	PT Panca Mega Persada	Tin	INDONESIA
108	PT Prima Timah Utama	Tin	INDONESIA
109	PT Refined Bangka Tin	Tin	INDONESIA
110	PT Sariwiguna Binasentosa	Tin	INDONESIA
111	PT Stanindo Inti Perkasa	Tin	INDONESIA
112	PT Sumber Jaya Indah	Tin	INDONESIA
113	PT Timah Tbk Kundur	Tin	INDONESIA
114	PT Timah Tbk Mentok	Tin	INDONESIA
115	PT Tinindo Inter Nusa	Tin	INDONESIA
116	PT Tommy Utama	Tin	INDONESIA
117	PX Precinox S.A.	Gold	SWITZERLAND
118	QuantumClean	Tantalum	UNITED STATES OF AMERICA
119	Rand Refinery (Pty) Ltd.	Gold	SOUTH AFRICA
120	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum	CHINA
121	Royal Canadian Mint	Gold	CANADA
122	Rui Da Hung	Tin	TAIWAN, PROVINCE OF CHINA
123	Samduck Precious Metals	Gold	KOREA, REPUBLIC OF
124	SEMPSA Joyeria Plateria S.A.	Gold	SPAIN
125	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	CHINA
126	Sichuan Tianze Precious Metals Co., Ltd.	Gold	CHINA
127	SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	RUSSIAN FEDERATION
128	Soft Metais Ltda.	Tin	BRAZIL
129	Solar Applied Materials Technology Corp.	Gold	TAIWAN, PROVINCE OF CHINA
130	Solikamsk Magnesium Works OAO	Tantalum	RUSSIAN FEDERATION
131	Sumitomo Metal Mining Co., Ltd.	Gold	JAPAN
132	Taki Chemical Co., Ltd.	Tantalum	JAPAN

No	Smelter Reference List	Metal	Location of Facility
133	Tanaka Kikinzoku Kogyo K.K.	Gold	JAPAN
134	Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten	VIET NAM
135	Telex Metals	Tantalum	UNITED STATES OF AMERICA
136	Thaisarco	Tin	THAILAND
137	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	CHINA
138	The Refinery of Shandong Gold Mining Co., Ltd.	Gold	CHINA
139	Tokuriki Honten Co., Ltd.	Gold	JAPAN
140	Torecom	Gold	KOREA, REPUBLIC OF
141	Ulba Metallurgical Plant JSC	Tantalum	KAZAKHSTAN
142	Umicore Brasil Ltda.	Gold	BRAZIL
143	Umicore S.A. Business Unit Precious Metals Refining	Gold	BELGIUM
144	United Precious Metal Refining, Inc.	Gold	UNITED STATES OF AMERICA
145	Valcambi S.A.	Gold	SWITZERLAND
146	Western Australian Mint (T/a The Perth Mint)	Gold	AUSTRALIA
147	White Solder Metalurgia e Mineracao Ltda.	Tin	BRAZIL
148	Wolfram Bergbau und Hutten AG	Tungsten	AUSTRIA
149	Xiamen Tungsten Co., Ltd.	Tungsten	CHINA
150	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten	CHINA
151	Yamakin Co., Ltd.	Gold	JAPAN
152	Yokohama Metal Co., Ltd.	Gold	JAPAN
153	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	CHINA
154	Yunnan Tin Company Limited	Tin	CHINA
155	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	CHINA
156	Gold Refinery of Zijin Mining Group Co., Ltd.	Gold	CHINA
157	Umicore Precious Metals Thailand	Gold	THAILAND
158	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	CHINA
159	Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	CHINA
160	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	CHINA
161	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	CHINA
162	Malipo Haiyu Tungsten Co., Ltd.	Tungsten	CHINA
163	Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	CHINA
164	Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	CHINA
165	CV Venus Inti Perkasa	Tin	INDONESIA
166	Geib Refining Corporation	Gold	UNITED STATES OF AMERICA

No	Smelter Reference List	Metal	Location of Facility
167	Magnu’s Minerais Metais e Ligas Ltda.	Tin	BRAZIL
168	Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	CHINA
169	Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	CHINA
170	Melt Metais e Ligas S.A.	Tin	BRAZIL
171	PT ATD Makmur Mandiri Jaya	Tin	INDONESIA
172	D Block Metals, LLC	Tantalum	UNITED STATES OF AMERICA
173	FIR Metals & Resource Ltd.	Tantalum	CHINA
174	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CHINA
175	XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	CHINA
176	MMTC-PAMP India Pvt., Ltd.	Gold	INDIA
177	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CHINA
178	Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten	CHINA
179	Singway Technology Co., Ltd.	Gold	TAIWAN, PROVINCE OF CHINA
180	O.M. Manufacturing Philippines, Inc.	Tin	PHILIPPINES
181	PT Inti Stania Prima	Tin	INDONESIA
182	KEMET Blue Metals	Tantalum	MEXICO
183	H.C. Starck Tungsten GmbH	Tungsten	GERMANY
184	H.C. Starck Smelting GmbH & Co. KG	Tantalum	GERMANY
185	Masan Tungsten Chemical LLC (MTC)	Tungsten	VIET NAM
186	H.C. Starck Co., Ltd.	Tantalum	THAILAND
187	H.C. Starck Tantalum and Niobium GmbH	Tantalum	GERMANY
188	H.C. Starck Hermsdorf GmbH	Tantalum	GERMANY
189	H.C. Starck Inc.	Tantalum	UNITED STATES OF AMERICA
190	H.C. Starck Ltd.	Tantalum	JAPAN
191	H.C. Starck Smelting GmbH & Co. KG	Tantalum	GERMANY
192	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	CHINA
193	Global Advanced Metals Boyertown	Tantalum	UNITED STATES OF AMERICA
194	Global Advanced Metals Aizu	Tantalum	JAPAN
195	Al Etihad Gold Refinery DMCC	Gold	UNITED ARAB EMIRATES
196	Emirates Gold DMCC	Gold	UNITED ARAB EMIRATES
197	KEMET Blue Powder	Tantalum	UNITED STATES OF AMERICA
198	CV Ayi Jaya	Tin	INDONESIA
199	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten	CHINA
200	T.C.A S.p.A	Gold	ITALY

No	Smelter Reference List	Metal	Location of Facility
201	Niagara Refining LLC	Tungsten	UNITED STATES OF AMERICA
202	CV Dua Sekawan	Tin	INDONESIA
203	PT Rajehan Ariq	Tin	INDONESIA
204	Korea Zinc Co., Ltd.	Gold	KOREA, REPUBLIC OF
205	Hydrometallurg, JSC	Tungsten	RUSSIAN FEDERATION
206	Resind Industria e Comercio Ltda.	Tantalum	BRAZIL
207	Unecha Refractory metals plant	Tungsten	RUSSIAN FEDERATION
208	SAAMP	Gold	FRANCE
209	Metallo Belgium N.V.	Tin	BELGIUM
210	Metallo Spain S.L.U.	Tin	SPAIN
211	PT Bangka Prima Tin	Tin	INDONESIA
212	SAXONIA Edelmetalle GmbH	Gold	GERMANY
213	WIELAND Edelmetalle GmbH	Gold	GERMANY
214	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Gold	AUSTRIA
215	South-East Nonferrous Metal Company Limited of Hengyang City	Tungsten	CHINA
216	PT Sukses Inti Makmur	Tin	INDONESIA
217	Philippine Chuangxin Industrial Co., Inc.	Tungsten	PHILIPPINES
218	PT Kijang Jaya Mandiri	Tin	INDONESIA
219	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten	CHINA
220	ACL Metais Eireli	Tungsten	BRAZIL
221	PT Menara Cipta Mulia	Tin	INDONESIA
222	Jiangxi Tuohong New Raw Material	Tantalum	CHINA
223	Woltech Korea Co., Ltd.	Tungsten	KOREA, REPUBLIC OF
224	HuiChang Hill Tin Industry Co., Ltd.	Tin	CHINA
225	Moliren Ltd.	Tungsten	RUSSIAN FEDERATION
226	Gejiu Fengming Metallurgy Chemical Plant	Tin	CHINA
227	Guanyang Guida Nonferrous Metal Smelting Plant	Tin	CHINA
228	AU Traders and Refiners	Gold	SOUTH AFRICA
229	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin	CHINA